UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2012

Molycorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                Other Events.

As previously announced, on March 8, 2012, Molycorp, Inc., a Delaware corporation (the “Company”), entered into a definitive arrangement agreement (the “Agreement”) to acquire all of the outstanding common shares of Neo Material Technologies Inc. (“Neo”), as described in the Current Report on Form 8-K filed by the Company on March 14, 2012.  The acquisition of Neo contemplated by the Agreement (the “Acquisition”) is subject to customary closing conditions and relevant regulatory approvals, including the receipt of approval under the Investment Canada Act.  On June 8, 2012, the Company obtained final court approval of the Agreement from the Ontario Superior Court of Justice (Commercial List) and the Acquisition received the required approval under the Investment Canada Act.  The Acquisition is expected to close on or about June 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ Andrea G. Leider
		Name:	Andrea G. Leider
		Title:	Senior Counsel and Corporate Secretary

Date: June 11, 2012